UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MANNKIND CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MANNKIND CORPORATION 1 Casper Street, Danbury, Connecticut 06810 (818) 661-5000

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 25, 2023

Dear Stockholder:

This proxy statement supplement, dated April 14, 2023 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of MannKind Corporation, a Delaware corporation (“MannKind”), dated April 10, 2023 (the “Proxy Statement”), for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of MannKind to be held on May 25, 2023. Capitalized terms used in this Supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN,

THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY

STATEMENT.

This Proxy Supplement is being filed to update the mailing date of the Notice of Internet Availability of Proxy Materials to our stockholders from April 10, 2023 to April 14, 2023. The following sections under the heading “Questions and Answers About These Proxy Materials and Voting” are amended as follows:

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of MannKind Corporation (sometimes referred to as, “we,” “us,” the “Company” or “MannKind”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. This year’s Annual Meeting will be held entirely via the Internet. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting via the Internet to vote your shares. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

The Notice will be mailed on April 14, 2023 to our stockholders of record entitled to vote at the Annual Meeting.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in MannKind’s proxy material for next year’s annual meeting, your proposal must be submitted in writing by December 16, 2023 to Attn: Corporate Secretary, MannKind Corporation, 1 Casper Street, Danbury, Connecticut 06810. If you wish to submit a proposal (including a director nomination) that is not to be included in MannKind’s proxy materials, you must do so not later than February 25, 2024 and not earlier than January 26, 2024. You are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Voting Matters

This Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which proposals are described in the Proxy Statement, and there are no changes to the proxy card that you requested or that we elected to deliver.

If you have already voted by returning a completed proxy card via mail, by telephone or through the internet, then you do not need to take any action unless you wish to change your vote. If you have already voted and wish to change your vote based on any of the information contained in this Proxy Supplement or otherwise, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. Important information regarding how to vote your shares of common stock and how to revoke or change a proxy already given is described in the Proxy Statement under the section titled “Questions and Answers About These Proxy Materials and Voting—Can I change my vote after submitting my proxy?” Shares of common stock represented by valid proxies already returned by stockholders via mail, telephone or internet will be voted at the Annual Meeting in the manner indicated unless revoked or changed as provided in the Proxy Statement.

You are urged to read the Proxy Statement and this Proxy Supplement carefully in deciding how to vote. As a stockholder, your vote is very important and MannKind encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting and regardless of the number of shares of MannKind common stock that you own.